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                                                              Exhibit (j)(1)(i)

               [PricewaterhouseCoopers letterhead appears here]

                                        October 26, 1999

VIA FACSIMILE

Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Post-Effective Amendment No. 43 to the Registration on Form N-1A of PIMCO Funds: Multi-Manager Series (the "Trust"), filed on October 29, 1999, SEC File No. 33-36528

Ladies and Gentlemen:

     PricewaterhouseCoopers LLP ("PwC") acknowledges that any action taken by the Commission in declaring the Trust's filing effective or in accelerating the effective date thereof does not relieve PwC, its partners, or employees from their responsibilities to comply with the Securities and Exchange Commission's independence rules. Should the Commission or the Staff, acting pursuant to delegated authority, declare the Trust's filing effective or accelerate its effective date, PwC, its partners, and its employees will not assert this action as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

                                        Very truly yours,

                                        PricewaterhouseCoopers LLP

                                        By:  Kevin W. Quinn
                                             ---------------------
                                        Name:  Kevin W. Quinn
                                        Title: Partner

cc:  Keith Gregory
     Robert E. Burns, Esq., Chief Counsel to the Office of Chief Accountant
     W. Scott Bayless, Associate Director, Office of Chief Accountant